Exhibit 99.2

     EDUCATION MANAGEMENT CORPORATION ANNOUNCES EXECUTIVE OFFICER CHANGES

    PITTSBURGH, March 6 /PRNewswire-FirstCall/ -- Education Management Corporation (Nasdaq: EDMC), a leading provider of private post-secondary education, today announced the retirement of Robert T. McDowell, Chief Financial Officer, effective as of June 30, 2006. Mr. McDowell will continue to serve as a special advisor to John R. McKernan, Jr., EDMC's Chief Executive Officer and Vice Chairman, after retiring as Chief Financial Officer.

    Mr. McKernan said, "During his 18 year career with EDMC, Rob was instrumental in the successful growth and development of our organization. Rob also played a key leadership role in connection with our execution of an agreement to be acquired by Providence Equity Partners and Goldman Sachs Capital Partners, and I would like to express my personal gratitude for his decision to delay his retirement until the end of our fiscal year. I look forward to working with him as a special advisor to the Company after he retires as Chief Financial Officer."

    The Company also announced the departure of J. William Brooks, President and Chief Operating Officer, effective as of June 30, 2006, to pursue other interests. Mr. McKernan commented, "I'd like to thank Bill for his contributions during the past two and a half years and for agreeing to stay and help us with the transition to our new ownership structure. There is much to be done in the coming months, and I'm pleased that Bill will continue to provide operational leadership to assist in the execution of our operating plan and to assure a smooth transition."

    The Company will promptly commence a search for their successors.

    Education Management Corporation (http://www.edmc.com) is among the largest providers of private post-secondary education in North America, based on student enrollment and revenue. EDMC has 72 primary campus locations in 24 states and two Canadian provinces. EDMC's education institutions offer a broad range of academic programs concentrated in the media arts, design, fashion, culinary arts, behavioral sciences, health sciences, education, information technology, legal studies and business fields, culminating in the award of associate's through doctoral degrees. EDMC has provided career-oriented education for over 40 years.

    Investment Community Conference Call and Webcast

    Education Management will host a conference call today at 9:00 a.m. (Eastern
Time) to discuss the execution of a definitive agreement to be acquired by Providence Equity Partners and Goldman Sachs Capital Partners in a transaction valued at $3.4 billion that was announced separately. Those wishing to participate in this call should dial 303-262-2083 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the Internet at http://www.edmc.com. A replay of the call will be available until March 13, 2006 by dialing (303) 590-3000. The replay passcode is 11055736.

    Statements in this press release that relate to future results and events, including statements about EDMC's anticipated financial and operating performance, are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks, uncertainties and assumptions, which change over time. Forward-looking statements speak only as of the date they are made and EDMC does not undertake any obligation to update these forward- looking statements. Actual results could differ materially from those anticipated in the forward-looking statements, and future results could differ materially from EDMC's historical performance. Factors that could cause or contribute to such differences include: general economic, political and industry conditions; EDMC's effectiveness in its regulatory compliance efforts; the effects of extensive and changing regulations on EDMC's business; changing market needs and technology; EDMC's ability to add and integrate new schools and grow its online programs; increased competition; EDMC's ability to recruit and retain key personnel; and other matters disclosed in EDMC's Securities and Exchange Commission filings, including EDMC's Annual Report on Form 10-K.

    FOR: Education Management Corporation
         Investor Contact:
         James Sober, CFA
         Vice President, Finance
         (412) 995-7684


SOURCE  Education Management Corporation
    -0-                             03/06/2006
    /CONTACT: Investor: James Sober, CFA, Vice President, Finance, +1-412-995-7684 /
    /Web site:  http://www.edmc.com /
    (EDMC)